Date:	April 25, 2006

Contact:	Neal A. Petrovich, Senior Vice President and Chief Financial Officer
434-773-2242 petrovichn@amnb.com

Traded:	NASDAQ National Market	Symbol:	AMNB

AMERICAN NATIONAL BANKSHARES INC. ANNOUNCES FIRST QUARTER EARNINGS

Danville, VA -- American National Bankshares Inc. (NASDAQ: AMNB), parent company of American National Bank and Trust Company, announced first quarter 2006 net income of $2.41 million, or $.44 per share on both a basic and diluted basis. First quarter 2005 net income was $2.59 million, and included $211,000, after-tax, from the sale of a debit card and ATM processor, of which the Bank was a member.

Comparing the first quarter of 2006 to the first quarter of 2005, net interest income, the company’s largest source of revenue, increased $170,000, or 2.9%, due to largely to interest rate increases. The provision for loan losses declined $174,000, or 58.0%, due to improvement in loan quality measurements. Noninterest income declined $166,000, or 8.0%; however, excluding the prior year special income noted above, noninterest income increased $154,000, or 8.8%. Contributing to this increase was growth in trust and investment account fees, service charges, retail brokerage fees, and mortgage banking income. Noninterest expense increased $392,000, or 9.8%, and included approximately $203,000 related to the opening of an office in the Lynchburg, Virginia area. The increase in noninterest expense also includes higher pension and employee benefit expense and approximately $54,000 of costs associated with the acquisition of Community First Financial Corporation.

Average deposits were $498 million during the recently completed quarter, up from $487 million during both the first quarter of 2005 and the previous quarter. Average loans were $412 million during the first quarter of 2006, up slightly over the first quarter of 2005 and down slightly over the previous quarter.

Asset quality indicators improved significantly from March 31, 2005 to 2006. Nonperforming loans declined from 1.93% of total loans to 1.04%, and nonperforming assets declined from 1.32% to 0.69%.

“I am pleased with our earnings for the quarter,” stated Charles H. Majors, President and Chief Executive Officer. “We increased our fee income exclusive of non-recurring revenue items and we are controlling our costs well. Excluding the expenses associated with the Lynchburg-area branch expansion and the acquisition of Community First, noninterest expense increased only 3.3% over the first quarter of 2005. We would like to see better balance sheet growth, and we remain excited about the growth prospects in our newer markets. We have experienced good loan growth in our newer market areas of Greensboro and Lynchburg, with combined average loan balances in those markets of approximately $28.5 million during the month of March. Much of that loan growth, however, was offset by higher than normal pay-offs and lower loan demand in the Bank’s more established regions. While our lenders in these more established markets continue to look for good lending opportunities, they will also focus their efforts on generating core deposit growth.”

As previously announced, American National completed its acquisition of Community First Financial Corporation, parent company of Community First Bank, effective April 1, 2006. Additionally, Community First Bank was merged with and into American National Bank and Trust Company, also effective April 1, 2006. The acquired banking offices will continue to operate under the name Community First Bank, a division of American National Bank and Trust Company, until May 5, 2006. At that date, Community First Bank’s data will be converted to American National’s systems and the new offices will begin operating under the name American National Bank and Trust Company.

Community First Bank operates four offices serving the city of Lynchburg, Virginia and the counties of Bedford, Campbell, and Nelson. As of December 31, 2005, CF reported consolidated assets of $162.5 million, loans of $138.4 million, and deposits of $139.0 million.

American National Bankshares Inc. held its Annual Meeting of Shareholders today. At that meeting, the Corporation’s Class I Directors were elected to serve three-year terms. The Class I Directors elected were Ben J. Davenport, Jr., Michael P. Haley, and Franklin W. Maddux, M.D. Additionally, Willie G. Barker and Richard G. Barkhouser retired today from the Board of Directors in accordance with their previously announced intentions.

Pursuant to the merger agreement with Community First, one member of Community First’s board of directors was to be named to American National’s board following the merger. Accordingly, immediately following the Annual Meeting, the Board of Directors named Dr. Frank C. Crist, Jr. as a director of American National. Dr. Crist is the President of Brady & Crist Dentists, Inc., and served as the Chairman of Community First. “We are delighted to add Frank to the Board of American National,” commented Majors. “His business experience and understanding of the Lynchburg-area market will be invaluable to us as we continue to grow our company.”

About American National

American National Bankshares Inc. is the holding company of American National Bank and Trust Company, a community bank with nineteen full service offices serving the areas of Danville, Pittsylvania County, Martinsville, Henry County, South Boston, Halifax County, Lynchburg, Bedford, Bedford County, Campbell County, and portions of Nelson County in Virginia, along with portions of Caswell County in North Carolina. The Bank also operates a loan production office in Greensboro, North Carolina.

American National Bank and Trust Company provides a full array of financial products and services, including commercial, mortgage, and consumer banking; trust and investment services; and insurance. Services are also provided through twenty-three ATMs, “AmeriLink” Internet banking, and 24-hour “Access American” phone banking. Additional information is available on the Bank’s website at www.amnb.com. The shares of American National Bankshares Inc. are traded on the NASDAQ National Market under the symbol “AMNB.”

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Corporation and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Corporation’s most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. American National Bankshares Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

American National Bankshares Inc. and Subsidiary
Consolidated Balance Sheets
(Dollars in thousands, except share data)
Unaudited

	March 31
ASSETS	2006	2005

Cash and due from banks	$17,986	$16,848
Interest-bearing deposits in other banks	16,261	327

Securities available for sale, at fair value	164,610	160,816
Securities held to maturity	16,883	19,776
Total securities	181,493	180,592

Loans held for sale	873	885

Loans, net of unearned income	411,335	416,276
Less allowance for loan losses	(6,164)	(8,127)
Net Loans	405,171	408,149

Bank premises and equipment, net	7,734	7,522
Core deposit intangibles, net	92	372
Accrued interest receivable and other assets	9,841	10,985

Total assets	$639,451	$625,680

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Demand deposits -- noninterest-bearing	$89,899	$82,509
Demand deposits -- interest-bearing	104,479	78,603
Money market deposits	41,557	51,318
Savings deposits	77,258	84,405
Time deposits	191,486	192,463
Total deposits	504,679	489,298

Repurchase agreements	40,672	40,969
FHLB borrowings	17,200	20,900
Accrued interest payable and other liabilities	2,848	3,778
Total liabilities	565,399	554,945

Shareholders' equity:
Common stock, $1 par, 10,000,000 shares authorized,
5,431,438 shares outstanding at March 31, 2006 and
5,491,682 shares outstanding at March 31, 2005	5,431	5,492
Capital in excess of par value	9,610	9,434
Retained earnings	60,088	56,592
Accumulated other comprehensive income, net	(1,077)	(783)
Total shareholders' equity	74,052	70,735

Total liabilities and shareholders' equity	$639,451	$625,680

American National Bankshares Inc. and Subsidiary
Consolidated Statements of Income
(Dollars in thousands, except per share data)
Unaudited
	Three Months Ended
	March 31
	2006	2005
Interest Income:
Interest and fees on loans	$6,956	$6,032
Interest and dividends on securities:
Taxable	1,152	1,119
Tax-exempt	451	527
Dividends	57	46
Other interest income	232	42
Total interest income	8,848	7,766
Interest Expense:
Interest on deposits	2,307	1,520
Interest on repurchase agreements	309	153
Interest on other borrowings	213	244
Total interest expense	2,829	1,917
Net Interest Income	6,019	5,849
Provision for Loan Losses	126	300

Net Interest Income After Provision
for Loan Losses	5,893	5,549

Noninterest Income:
Trust and investment services	755	720
Service charges on deposit accounts	571	559
Other fees and commissions	309	251
Mortgage banking income	133	100
Securities gains, net	21	45
Other	112	392
Total noninterest income	1,901	2,067
Noninterest Expense:
Salaries	1,984	1,872
Pension and other employee benefits	649	468
Occupancy and equipment	646	601
Bank franchise tax	140	138
Core deposit intangible amortization	39	112
Other	925	800
Total noninterest expense	4,383	3,991
Income Before Income Tax Provision	3,411	3,625
Income Tax Provision	1,005	1,042
Net Income	$2,406	$2,583

Net Income Per Common Share:
Basic	$0.44	$0.47
Diluted	$0.44	$0.46

Average Common Shares Outstanding:
Basic	5,441,758	5,510,614
Diluted	5,477,904	5,558,625

Financial Highlights
American National Bankshares Inc. and Subsidiary

(Dollars in thousands,
except share data, unaudited)	Three Months Ended March 31
	2006		2005		Change
EARNINGS
Interest income	$8,848		$7,766		13.9%
Interest expense	2,829		1,917		47.6
Net interest income	6,019		5,849		2.9
Provision for loan losses	126		300		(58.0)
Noninterest income	1,901		2,067		(8.0)
Noninterest expense	4,383		3,991		9.8
Income taxes	1,005		1,042		(3.6)
Net income	2,406		2,583		(6.9)

PER COMMON SHARE
Earnings per share - basic	$0.44		$0.47		(6.4)%
Earnings per share - diluted	0.44		0.46		(4.3)
Cash dividends paid	0.21		0.20		5.0
Book value	13.63		12.88		5.8
Closing market price	23.49		24.03		(2.2)

FINANCIAL RATIOS
Return on average assets	1.52%		1.66%		(14	)bp
Return on average shareholders' equity	13.02		14.51		(149)
Average equity to average assets	11.69		11.46		23
Net interest margin (FTE)	4.14		4.10		4
Efficiency ratio	53.88		48.74		514

PERIOD END BALANCES
Securities	$181,493		$180,592		0.5%
Loans held for sale	873		885		(1.4)
Loans, net of unearned income	411,335		416,276		(1.2)
Assets	639,451		625,680		2.2
Deposits	504,679		489,298		3.1
Repurchase agreements	40,672		40,969		(0.7)
FHLB borrowings	17,200		20,900		(17.7)
Shareholders' equity	74,052		70,735		4.7

AVERAGE BALANCES
Securities	$171,558		$180,852		(5.1)%
Total loans	412,164		410,379		0.4
Interest-earning assets	605,026		598,083		1.2
Assets	631,934		621,141		1.7
Interest-bearing deposits	412,733		408,178		1.1
Deposits	497,758		486,618		2.3
Repurchase agreements	39,941		39,326		1.6
FHLB borrowings	17,230		21,294		(19.1)
Shareholders' equity	73,900		71,178		3.8

CAPITAL
Average shares outstanding - basic	5,441,758		5,510,614		(1.2)%
Average shares outstanding - diluted	5,477,904		5,558,625		(1.5)
Shares repurchased	13,900		30,400		(54.3)
Average price of shares repurchased	$23.33		$24.78		(5.9)

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$6,109		$7,982		(23.5)%
Provision for loan losses	126		300		(58.0)
Charge-offs	(151)		(233)		(35.2)
Recoveries	80		78		2.6
Ending balance	$6,164		$8,127		(24.2)

NONPERFORMING ASSETS
Nonperforming loans:
90 days past due	$-		$-		NA	%
Nonaccrual	4,274		8,050		(46.9)
Foreclosed real estate	155		183		(15.3)
Nonperforming assets	$4,429		$8,233		(46.2)

ASSET QUALITY RATIOS **
Net chargeoffs to average loans	0.07%		0.15%		(8	)bp
Nonperforming assets to total assets	0.69		1.32		(63)
Nonperforming loans to total loans	1.04		1.93		(89)
Allowance for loan losses to total loans	1.50		1.95		(45)
Allowance for loan losses
to nonperforming loans	1.44	x	1.01	x	43

Notes:

bp - Change is measured as difference in basis points.
** - Balance sheet amounts used in calculations are based on period end balances.